CERTIFICATION PURSUANT TO
18 U.S.C. SECTON 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Southeast Acquisitions II, L P. (the “Partnership”) on Form 10-K (the “Report”) for the period ending December 31, 2006 as filed with the Securities and Exchange Commissions on the date hereof I, Laura E. Ristvedt, the principal financial officer of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley act of 2002, to my knowledge, that:
(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operation of the Partnership.

/s/ Laura E. Ristvedt
Laura E. Ristvedt

Laura E. Ristvedt
Principal Financial Officer
Southern Management Group, LLC
March 26, 2007